Exhibit 32.2

Certification of Chief Financial Officer of

Supreme Industries, Inc. Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 30, 2006 of Supreme Industries, Inc. (the “Company”).  I, Jeffery D. Mowery, the Chief Financial Officer of the Company, certify that, based on my knowledge:

(1)                                  The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Dated: March 27, 2007

/s/ Jeffery D. Mowery
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.